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EXHIBIT 99.1

NEWS RELEASE
For Immediate Release

For more information, please contact:

Gregory L. Hamby	W. Michael Banks	P.O. Box 2760
EVP and CFO	Senior Vice President	Gainesville, GA 30503
ghamby@gbt.com	mbanks@gbt.com	Fax: (770) 531-7359
Phone: (678) 450-3369	Phone: (678) 450-3480

GB&T Bancshares, Inc. Reports 2003 EPS of $1.28
and Declares Quarterly Cash Dividend of $0.09

Gainesville, Georgia, January 26—GB&T Bancshares, Inc. (Nasdaq: GBTB), a fast-growing multi-bank holding company comprised of five Georgia community banks, reported 2003 net income of $7.7 million, or $1.28 per diluted share, compared to $6.5 million, or $1.32 per diluted share, reported in 2002. Excluding a one-time loss on the sale of an acquired bank's headquarters building of $196,000 after-tax in the second quarter of 2003 and a one-time gain of $410,000 after-tax from the sale of a minority interest in a de novo bank in the fourth quarter of 2002, operating income for 2003 was $7.9 million, or $1.31 per diluted share, compared to 2002 operating income of $6.1 million, or $1.23 per diluted share. Operating income and diluted operating earnings per share for 2003 rose 29.9 percent and 6.5 percent, respectively, over the 2002 adjusted figures. For the fourth quarter of 2003, net income was $2.8 million compared with $2.0 million for the prior-year quarter. Diluted earnings per share were $0.40 for the fourth quarter of 2003 compared to $0.39 for the prior-year quarter. Excluding the one-time gain on sale described earlier, fourth quarter 2002 operating income and diluted operating earnings per share were $1.6 million and $0.31, respectively.

        At a meeting held January 19, 2004, the Board of Directors of GB&T Bancshares declared a cash dividend of $0.09 per share on the Company's common stock. The newly-declared dividend is payable on February 12, 2004 to shareholders of record as of the close of business on February 2, 2004.

        Earnings reflect year-over-year asset growth of $202.7 million, of which $75.7 million, or 10.2 percent, was organic. Per share results for full-year 2003 were affected by a 22.0 percent increase in average diluted shares outstanding to 6,038,000 as a result of the 1,397,584 shares issued for the acquisition of First National Bank of the South ($127 million in assets), which closed August 29, 2003. The quarterly per share comparison reflects a 36.7 percent increase in average diluted shares outstanding issued in connection with the above-mentioned acquisition.

        The returns on average assets ("ROA") and average equity ("ROE") for 2003 were 0.95 percent and 10.56 percent, respectively, compared with 1.11 percent and 13.72 percent for 2002. The returns on average assets and average equity for the fourth quarter of 2003 were 1.18 percent and 11.62 percent, respectively, compared with 1.22 percent and 15.53 percent for the fourth quarter of 2002.

        Richard A. Hunt, President and CEO, commented, "2003 marked a challenging but rewarding year for us, and we are pleased with the good results we are seeing, particularly in the fourth quarter of this year. We are working to integrate two acquisitions as well as manage in a difficult interest rate environment. We made progress on both fronts, but we still have work ahead to fully realize revenue opportunities and cost-saving efficiencies from our acquisitions.

        "During the past two years, we focused on building an infrastructure to support our growth. During 2004, our priority will be to consolidate this growth and more fully leverage opportunities on both the revenue and expense sides. Our goal is to continue to improve our efficiency ratio, and we are pleased to have achieved progress in lowering expense levels relative to our asset size over the last three quarters. As an integral part of this process, we want to maintain the high levels of customer service and satisfaction our GB&T affiliate banks have always delivered."

        Total revenue, defined as net interest income and non-interest income, was $41.4 million for 2003, an increase of 29.0 percent over the $32.1 million reported in 2002. Net interest income rose 30.9 percent to $31.5 million, reflecting a 35.9 percent increase in average earning assets, partially offset by a 16 basis point decline in the net interest margin, to 4.21 percent. The fourth quarter net interest margin was 4.31%, a 12 basis point improvement over the prior-year fourth quarter, and a 13 basis point increase over the linked quarter. Mr. Hunt noted, "We are pleased to have stabilized our net interest margin over the course of this year, with notable improvement in the fourth quarter as a result of core deposit growth."

        Non-interest income for fiscal year 2003 was $9.9 million, an increase of 23.1 percent above 2002. Excluding gains on the sale of securities, non-interest income increased 31.6 percent. Most of the increase was derived from higher service charges on deposit accounts, up 35.3 percent, and growth in mortgage origination fees, up 61.9 percent. The higher deposit service charges are the result of the HomeTown Bank and First National Bank of the South ("FNB") acquisitions plus organic growth. Recurring non-interest income contributes 23.3 percent of operating revenue, virtually unchanged from the prior year.

        Non-interest expense for 2003 was $29.7 million, an increase of 36.5 percent above 2002. Salaries and employee benefits, the largest component of expense growth, increased 36.0 percent, reflecting a 21.8 percent increase in FTE staff, as well as merit and benefits increases. Mr. Hunt noted that cost savings from the FNB acquisition will continue to be realized throughout the course of 2004. GB&T Bancshares' efficiency ratio was 71.6 percent for 2003 compared to 69.5 percent in 2002.

        Asset quality continues to improve, with non-performing assets as a percent of assets declining over the course of 2003. Mr. Hunt noted, "The problem loans we acquired with our HomeTown acquisition late in 2002 were the focus of management attention this year, and accounted for $600,000 of the $1.1 million we charged off. The majority of our non-performing loans are well-secured. The performing loan we reserved against in the previous quarter continues to perform, and its status is unchanged." Non-performing assets were $5.7 million at year-end 2003, equivalent to 0.60 percent of assets. This compares favorably to $8.2 million, or 1.11 percent of assets, at the prior-year end. Charge-offs were 0.18 percent of average loans, virtually unchanged from the 0.15 percent reported for 2002.

        Total assets were $944.7 million at December 31, 2003, an increase of $202.7 million, or 27.3 percent from twelve months ago. The FNB acquisition accounted for $127 million, or 62.6 percent, of the increase, while $75.7 million of the asset growth was organic. Excluding the most recent acquisition, organic growth was 10.2 percent. Loans rose $167.1 million, or 30.8 percent, to $710.0 million. Mr. Hunt noted, "We achieved solid organic loan growth over the last twelve months, and anticipate strong loan growth going forward based on the strength of our local economy whose recovery is leading the nation." Total deposits increased $148.4 million, or 25.6 percent, to $728.6 million. Of this total, 52.8 percent consisted of core deposits compared to 46.9 percent in 2002.

        Shareholders' equity ended the year at $97.0 million, a twelve-month increase of $36.6 million, or 60.7 percent, reflecting the impact of the FNB acquisition. Equity was 10.26 percent of period-end assets. GB&T Bancshares had 6,794,148 shares of common stock outstanding at year-end.

About GB&T Bancshares, Inc.

        Based in Gainesville, Georgia, GB&T Bancshares, Inc. is a multi-bank holding company operating five community banks: Gainesville Bank & Trust, United Bank & Trust, Community Trust Bank, HomeTown Bank of Villa Rica, and First National Bank of the South. In addition, the Company owns a consumer finance company, Community Loan Company, with eight offices located in Northern Georgia. As of December 31, 2003, GB&T Bancshares had assets of $944.7 million, with 20 branches located in high-growth Georgia markets. GB&T Bancshares' common stock is listed on the Nasdaq National Market under the symbol "GBTB." Please visit our website www.gbt.com for additional information about the company.

Forward-Looking Statements

        This release contains forward-looking statements, including statements regarding GB&T's objectives and expectations regarding its integration of recently acquired banks, cost savings from recent acquisitions, efficiency, loan portfolio, loan loss reserves, net interest margin, revenue growth and other statements regarding its plans, goals and expectations, which statements are based upon management's beliefs as well as on assumptions made by and data currently available to management. These forward-looking statements are not guarantees of future performance and a variety of factors could cause GB&T's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of such risks and uncertainties, summarizes several factors that could cause GB&T's actual results to differ materially from those anticipated or expected in these forward-looking statements: economic conditions (both generally and more specifically in the markets where GB&T operates) may be worse than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; we may be negatively impacted by competition from other companies that provide financial services similar to those offered by GB&T; legislative changes, including changes in accounting standards, may adversely affect the business of GB&T; changes in interest rates may reduce the operating margins or the volumes or values of loans held or made by GB&T; technological changes may increase competitive pressures and increase GB&T's costs, that GB&T may not be able to integrate acquisitions into its existing operations or that new acquisition and alliance opportunities that enhance shareholder value may not be available on terms acceptable to GB&T; and certain other risk factors set forth in our filings with the SEC may impact GB&T. GB&T disclaims any obligation to update or revise publicly or otherwise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Contact: Gregory L. Hamby, EVP and CFO, +1-678-450-3369, or ghamby@gbt.com, or W. Michael Banks, Senior Vice President, +1-678-450-3480, or mbanks@gbt.com, both of GB&T Bancshares, Inc.

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G B & T Bancshares Inc.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

(dollars in thousands except per share data)	4th Qtr 2003	3rd Qtr 2003	2nd Qtr 2003	1st Qtr 2003	4th Qtr 2002	YTD 2003	YTD 2002
EARNINGS
Net interest income	$9,301	7,865	7,341	6,997	6,409	31,504	24,059
Provision for loan loss	$155	861	176	214	256	1,406	845
Non-interest income	$2,660	2,524	2,392	2,352	2,663	9,928	8,062
Non-interest expense	$8,282	7,319	7,291	6,801	5,954	29,693	21,748
Net income	$2,803	1,478	1,733	1,711	1,999	7,725	6,509
Non-recurring income (gain on sale of securities) after- tax	$0	0	0	0	410	0	410
Non-recurring expense (loss on sale of building) after- tax	$0	0	196	0	0	196	0
Operating income	$2,803	1,478	1,929	1,711	1,589	7,921	6,099
PER SHARE DATA
Basic earnings per share	$0.41	0.25	0.32	0.32	0.40	1.32	1.35
Diluted earnings per share	$0.40	0.24	0.31	0.31	0.39	1.28	1.32
Operating diluted earnings per share	$0.40	0.24	0.35	0.31	0.31	1.31	1.23
Book value per share	$14.27	14.01	11.75	11.49	11.27	14.27	11.27
Tangible book value per share	$9.41	9.59	9.99	9.72	9.49	9.41	9.49
Cash dividend per share	$0.090	0.090	0.090	0.085	0.085	0.355	0.335
PERFORMANCE RATIOS
Return on average assets	1.18%	0.72%	0.92%	0.94%	1.22%	0.95%	1.11%
Return on average equity	11.62%	7.94%	11.08%	11.28%	15.53%	10.56%	13.72%
Net interest margin	4.31%	4.18%	4.24%	4.14%	4.19%	4.21%	4.37%
Non-int exp / Avg. assets	3.47%	3.58%	3.89%	3.73%	3.65%	3.65%	3.70%
Efficiency Ratio	70.58%	70.98%	72.03%	72.96%	70.58%	71.56%	69.45%
Non-interest income/Total operating revenue	20.73%	23.72%	24.19%	24.93%	24.03%	23.25%	23.17%
MARKET DATA
Market value per share—Period end	$23.63	22.26	24.57	19.36	17.99	23.63	17.99
Market as a % of book	1.66	1.59	2.09	1.68	1.60	1.66	1.60
Cash dividend yield	1.52%	1.62%	1.47%	1.76%	1.89%	1.50%	1.86%
Common stock dividend payout ratio	22.50%	37.50%	29.03%	27.42%	21.79%	27.73%	25.38%
Period-end common shares outstanding (000)	6,794	6,792	5,391	5,365	5,357	6,794	5,357
Common stock market capitalization ($Millions)	$160.55	151.20	132.45	103.88	96.37	160.55	96.37
CAPITAL & LIQUIDITY
Equity to assets	10.26%	10.35%	8.35%	8.14%	8.13%	10.26%	8.13%
Period-end tangible equity to assets	7.01%	7.33%	7.19%	6.97%	6.94%	7.01%	6.94%
Total risk-based capital ratio		12.34%	12.84%	12.53%	12.58%		12.58%
Average loans to deposits	95.63%	96.00%	94.25%	95.49%	95.78%	95.36%	97.76%
ASSET QUALITY
Net charge-offs	$508	157	87	314	348	1,066	670
(Ann.) Net loan charge-offs/ Average loans	0.29%	0.10%	0.06%	0.23%	0.29%	0.18%	0.15%
Non-performing loans	$3,333	4,849	3,332	4,110	5,506	3,333	5,506
OREOs	$1,868	1,279	1,171	1,263	891	1,868	891
90-day past dues	$509	750	597	449	1,814	509	1,814
NPAs + 90 day past due/ Total assets	0.60%	0.75%	0.67%	0.77%	1.11%	0.60%	1.11%
Allowance for loan losses/ Total loans	1.23%	1.33%	1.33%	1.32%	1.39%	1.23%	1.39%
Allowance for loan losses/NPA's + 90 days past due	152.82%	132.00%	147.59%	127.76%	91.80%	152.82%	91.80%
END OF PERIOD BALANCES
Total loans, net of unearned fees	$709,848	685,098	565,055	562,682	542,834	709,848	542,834
Total assets	$944,703	919,228	758,048	757,953	741,987	944,703	741,987
Deposits	$728,629	712,289	605,063	600,204	580,248	728,629	580,248
Shareholders' equity	$96,962	95,172	63,325	61,676	60,353	96,962	60,353
Full-time equivalent employees	380	365	330	312	312	380	312
AVERAGE BALANCES
Loans	$700,662	611,294	564,210	555,727	482,240	608,131	446,518
Total earning assets	$855,216	747,089	694,728	685,075	607,319	747,567	549,990
Total assets	$945,785	811,516	751,953	738,743	647,522	813,134	587,329
Deposits	$732,672	636,735	598,642	581,985	503,507	637,688	456,768
Shareholders' equity	$95,701	73,868	62,739	61,507	51,078	73,144	47,443

GB&T Bancshares, Inc.
Condensed Consolidated Statement of Condition

	12/31/03	12/31/02
	(Unaudited)	(Unaudited)
Assets (in thousands):
Cash and due from banks	$17,669	$18,113
Interest-bearing deposits in banks	535	8,205
Federal funds sold	6,534	25,170

Total cash and equivalents	24,738	51,488

Securities available-for-sale, at fair value	132,945	106,843
Restricted equity securities	4,582	3,784

Total securities	137,527	110,627

Loans	709,958	542,834
Allowance for loan losses	8,726	7,538

Loans, net	701,232	535,296

Premises and equipment	25,813	20,774
Goodwill and intangible assets	33,043	9,522
Other assets	22,350	14,280

Total assets	$944,703	$741,987

Liabilities and Stockholders' Equity (in thousands):
Deposits
Non interest-bearing	$90,914	$56,795
Interest-bearing	637,715	523,453

Total deposits	728,629	580,248

Federal funds purchased and securities sold under repurchase agreements	17,314	11,538
Federal Home Loan Bank advances	75,703	63,654
Other borrowings	300	820
Other liabilities	10,331	10,374
Company guaranteed trust preferred securities	15,464	15,000

Total liabilities	847,741	681,634

Stockholders' equity:
Capital stock	68,102	35,658
Retained earnings	28,393	22,706
Accumulated other comprehensive income (loss)	467	1,989

Total stockholders' equity	96,962	60,353

Total liabilities and stockholders' equity	$944,703	$741,987

GB&T BANCSHARES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
	(amounts in thousands, except per share data)		(amounts in thousands, except per share data)
Interest income:
Loans, including fees	$11,991	$9,004	$42,176	$34,197
Investment securities:
Taxable	936	931	3,753	3,869
Nontaxable	193	172	688	698
Federal funds sold	28	81	145	150
Interest-bearing deposits in banks	4	17	30	42

Total interest income	13,152	10,205	46,792	38,956

Interest expense:
Deposits	2,872	2,829	11,471	11,455
Federal funds purchased and securities sold under repurchase agreements	40	59	168	249
Federal Home Loan Bank advances	776	745	2,844	2,938
Other borrowings	163	163	805	255

Total interest expense	3,851	3,796	15,288	14,897

Net interest income	9,301	6,409	31,504	24,059
Provision for loan losses	155	256	1,406	845

Net interest income after Provision for loan losses	9,146	6,153	30,098	23,214

Other income:
Service charges on deposit accounts	1,413	1,050	4,953	3,660
Mortgage origination fees	459	543	2,440	1,507
Insurance commissions	183	159	614	606
Gain on sale of securities	227	636	382	806
Other operating income	378	275	1,539	1,483

Total other income	2,660	2,663	9,928	8,062

Other expense:
Salaries and employee benefits	4,507	3,566	17,193	12,642
Net occupancy and equipment expense	1,001	876	4,138	3,290
Other operating expenses	2,774	1,512	8,362	5,816

Total other expense	8,282	5,954	29,693	21,748

Income before income taxes	3,524	2,862	10,333	9,528
Income tax expense	721	863	2,608	3,019

Net income	$2,803	$1,999	$7,725	$6,509

Earnings per share:
Basic	$0.41	$0.40	$1.32	$1.35

Diluted	$0.40	$0.39	$1.28	$1.32

Weighted average shares
Basic	6,793	4,964	5,850	4,813

Diluted	6,994	5,115	6,038	4,948

Cash dividends per common share	$0.090	$0.085	$0.355	$0.335

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GB&T Bancshares, Inc. Reports 2003 EPS of $1.28 and Declares Quarterly Cash Dividend of $0.09